                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          --------------------------

                                  FORM 8-K/A

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)    January 27, 1998

                     DATA PROCESSING RESOURCES CORPORATION
            (Exact name of registrant as specified in its charter)



         California                    0-27612               95-3931443
 (State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)             file number)         Identification No.)

 4400 MacArthur Boulevard, Suite 600
         Newport Beach, CA                                92660
 (Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code:  (714) 553-1102


                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

            The audited financial statements of S3G, Inc. ("S3G"), prepared in accordance with Regulation S-X, consisting of the balance sheets as of December 31, 1997 and 1996 and the related statements of income, shareholder's equity and cash flows for each of the twelve months in the periods ended December 31, 1997 and 1996 together with the corresponding Report of Independent Public Accountants filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

        (b) Unaudited Pro Forma Financial Information.

            The unaudited pro forma financial statements for the consolidated companies filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

        (c) Exhibits.

            The following exhibits are filed herewith:

            Exhibit No.  Document
            -----------  --------

                2.1      Agreement of Purchase and Sale of Assets dated January
                         27, 1998, by and among Data Processing Resources
                         Corporation, S3G, Inc. and Michael G. McCarthy.*

                2.2 Registration Rights Agreement dated January 27, 1998, by and between Data Processing Resources Corporation and S3G, Inc.*

               10.1      Credit Agreement dated as of September 25, 1997 between
                         Data Processing Resources Corporation and Wells Fargo
                         Bank, National Association, as Administrative Agent.
                         [X]

               13.1      Annual Report on Form 10-K for the fiscal year ended
                         July 31, 1997, as filed with the Securities and Exchange Commission on October 29, 1997. [XX]

               99.1      Text of Press Release dated January 28, 1998.*

_______________

* Exhibits previously filed on February 11, 1998 with Registrant's Current Report on Form 8-K dated January 27, 1998 incorporated herein by reference under Exhibit Number indicated.

[X] Filed with the Securities and Exchange Commission on October 29, 1997 as an exhibit to DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (File No. 0-27612) and incorporated by reference herein.

[XX] Filed with the Securities and Exchange Commission on October 29, 1997 (file no. 0-27612) and incorporated by reference herein.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DATA PROCESSING RESOURCES CORPORATION


Date:  March 5, 1998                   By:   /s/ Michael A. Piraino
     -------------------                  ----------------------------

                                       Michael A. Piraino, Executive Vice
                                       President and Chief Financial Officer
                                       (Principal Financial and Accounting
                                       Officer)

                         INDEX TO FINANCIAL STATEMENTS


Unaudited Pro Forma Consolidated Financial Statements of Registrant
-------------------------------------------------------------------

Unaudited Pro forma Consolidated Balance Sheet as of October 31, 1997                              F-2

Unaudited Pro Forma Consolidated Statements of Income for the Three Months ended
October 31, 1997 and for the Year ended July 31, 1997                                       F-3 TO F-4

Notes to Unaudited Pro Forma Consolidated Financial Statements                              F-5 TO F-6

Historical Financial Statements of S3G, Inc.
--------------------------------------------

Report of Independent Public Accountants                                                           F-7

Balance Sheets as of December 31, 1997 and 1996                                             F-8 TO F-9

Statements of Income for each of the twelve months in the period ended
December 31, 1997 and 1996                                                                        F-10

Statements of Shareholder's Equity for each of the twelve months in the period ended
December 31, 1997 and 1996                                                                        F-11

Statements of Cash Flows for each of the twelve months in the period ended
December 31, 1997 and 1996                                                                        F-12

Notes to Historical Financial Statements                                                  F-13 to F-18

                     DATA PROCESSING RESOURCES CORPORATION
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of October 31,1997


                                               DPRC               S3G
                                               As of             As of
                                            October 31,       December 31,       Pro Forma
                                               1997               1997          Adjustments           Pro Forma
                                            ------------      ------------     -------------         ------------
ASSETS                                                                            (Note 2)
Current assets:
  Cash and cash equivalents                 $ 15,781,000      $    623,000     $    (440,000) b
                                                                                  25,500,000  a
                                                                                 (28,250,000) a        13,214,000
  Accounts receivable, net                    25,943,000         2,792,000           (50,000) b        28,685,000
  Receivables from affiliates                                                                                 -
  Prepaid expenses and other current                                                                          -
   assets
  Deferred tax asset                                                                                          -
  Prepaid expenses and other current           1,128,000            38,000                              1,166,000
   assets
                                            ------------      ------------     -------------         ------------
        Total current assets                  42,852,000         3,453,000        (3,240,000)          17,565,000
Property, net                                  1,734,000           568,000                              2,302,000
Other assets                                     344,000             4,000                                348,000
Intangible assets, net                        68,046,000                          29,961,000  a        98,007,000
                                            ------------      ------------     -------------         ------------

                                            $112,976,000      $  4,025,000     $  26,721,000         $118,222,000
                                            ============      ============     =============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued              $  7,756,000      $    874,000     $     330,000  b      $  8,960,000
   liabilities
  Income taxes payable                         1,717,000           184,000          (184,000) b         1,717,000
  Deferred income taxes                           55,000                                                   55,000
  Line of credit                                                   740,000          (740,000) b               -
                                                                                  25,500,000  a        25,500,000
                                            ------------      ------------     -------------         ------------
        Total current liabilities              9,528,000         1,798,000        24,906,000           36,232,000

Other long-term liabilities                       81,000            53,000                                134,000

Shareholders' equity:

  Preferred stock
  Common stock                                91,212,000             1,000            (1,000) b
                                                                                   3,989,000  a        95,201,000
  Additional paid-in-capital                   2,642,000           133,000          (133,000) b         2,642,000
  Retained earnings                            9,513,000         2,040,000        (2,040,000) b         9,513,000
                                            ------------      ------------     -------------         ------------
        Total shareholders' equity           103,367,000         2,174,000         1,815,000          107,356,000
                                            ------------      ------------     -------------         ------------
                                            $112,976,000      $  4,025,000     $  26,721,000         $118,222,000
                                            ============      ============     =============         ============

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                  For the Three Months Ended October 31, 1997


                                                          DPRC              S3G
                                                      Three Months      Three Months
                                                         Ended             Ended
                                                      October 31,       December 31,         Pro Forma
                                                          1997              1997            Adjustments           Pro Forma
                                                     -------------     -------------        -----------          -----------
                                                                                             (Note 2)
Revenues                                               $45,094,000        $3,558,000        $       -            $48,652,000
Cost of professional services                           32,690,000         1,441,000                              34,131,000
                                                       -----------        ----------        -----------          -----------
       Gross margin                                     12,404,000         2,117,000                -             14,521,000
Selling, general and administrative expenses             8,027,000           779,000            318,000  c         9,124,000
                                                       -----------        ----------        -----------          -----------
Operating income                                         4,377,000         1,338,000           (318,000)           5,397,000
Interest (expense) income, net                             127,000                             (446,000) d          (319,000)
                                                       -----------        ----------        -----------          -----------
Income before provision for income taxes                 4,504,000         1,338,000           (764,000)           5,078,000
Provision for income taxes                               1,982,000            63,000            248,000  e         2,230,000
                                                       -----------        ----------        ----------           -----------
 Net income                                            $ 2,522,000        $1,595,000        $(1,087,000)         $ 2,848,000
                                                       ===========        ==========        ===========          ===========
 Net income per share                                  $      0.22                                               $      0.24
                                                       ===========                                               ===========
Weighted average common shares used in
  the calculation of historical net income
  per share (Note 3)                                    11,457,000                              205,000           11,662,000
                                                       ===========                          ===========          ===========


See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                       For the Year Ended July 31, 1997


                                                          DPRC                   S3G
                                                       Year Ended        Twelve months Ended        Pro Forma
                                                      July 31, 1997      September 30, 1997        Adjustments          Pro Forma
                                                      -------------      -------------------       -----------         ------------
                                                                                                    (Note 2)
Revenues                                               $115,022,000              $9,200,000        $         -         $124,222,000
Cost of professional services                            85,979,000               3,900,000                              89,879,000
                                                       ------------              ----------        -----------         ------------
       Gross margin                                      29,043,000               5,300,000                  -           34,343,000
Selling, general and administrative expenses             18,654,000               2,213,000          1,271,000  c        22,138,000
                                                       ------------              ----------        -----------         ------------
Operating income                                         10,389,000               3,087,000         (1,271,000)          12,205,000
Interest (expense) income, net                              869,000                 (19,000)        (1,786,000) d      $   (936,000)

                                                       ------------              ----------        -----------         ------------
Income before provision for income taxes                 11,258,000               3,068,000         (3,057,000)          11,269,000
Provision for income taxes                                4,542,000                 138,000           (133,000) e         4,547,000
                                                       ------------              ----------        -----------         ------------
 Net income                                            $  6,716,000              $2,930,000        $(2,924,000)        $  6,722,000
                                                       ============              ==========        ===========         ============
 Net income per share                                  $       0.71                                                           $0.70
                                                       ============                                                    ============
Weighted average common shares used in
  the calculation of historical net income
  per share (Note 3)                                      9,460,000                                    205,000            9,665,000
                                                       ============                                ===========         ============


See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE YEAR ENDED JULY 31, 1997 AND THE THREE MONTHS ENDED OCTOBER 31, 1997


1. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  On January 27, 1998, Data Processing Resources Corporation ("DPRC") acquired substantially all of the assets and assumed certain liabilities of S3G, Inc., a Texas Corporation ("S3G"). The acquisition was achieved pursuant to an Agreement of Purchase and Sale of Assets dated January 27, 1998 ("Asset Purchase Agreement"), by and among DPRC, S3G and the sole shareholder of S3G, Michael G. McCarthy ("McCarthy"). Under the terms of the Asset Purchase Agreement, the purchase price was $32,239,000, Consisting of $28,250,000 in cash and 204,552 shares of DPRC common stock, valued at $3,989,000 (computed using a value of DPRC common stock of $4,985,000, less an adjustment of $996,000 to reflect the impact of restrictions on disposition of the stock). In addition, S3G has the Right to receive certain additional consideration contingent upon S3G's adjusted earnings before interest and taxes through December 31, 1998. The purchase price, including the additional consideration, is based on a multiple of adjusted earnings before interest and taxes. Under the Asset Purchase Agreement, S3G has certain registration rights with respect to the 204,552 shares of DPRC common stock it received in the acquisition and any additional shares of DPRC common stock which it might receive as additional consideration.

  The unaudited pro forma consolidated balance sheet and statements of income give effect on a purchase accounting basis to the acquisition of S3G. The unaudited pro forma consolidated balance sheet as of October 31, 1997 has been prepared by consolidating the balance sheet of DPRC as of October 31, 1997 with the balance sheet of S3G as of December 31, 1997. The unaudited pro forma consolidated statement of income for the three months ended October 31, 1997 has been prepared by consolidating the statement of income of DPRC for the three months ended October 31, 1997 with the statement of income of S3G for the three months ended December 31, 1997. The unaudited pro forma consolidated statement of income for the fiscal year ended July 31, 1997 has been prepared by consolidating the statement of income of DPRC for the fiscal year ended July 31, 1997 with the statement of income of S3G for the twelve months ended September 30, 1997.

  The unaudited pro forma consolidated balance sheet as of October 31, 1997 assumes that the acquisition occurred on October 31, 1997. The unaudited pro forma consolidated statements of income for the three months ended October 31, 1997 and for the fiscal year ended July 31, 1997 assume that the acquisition occurred on August 1, 1996. The unaudited pro forma consolidated balance sheet and statements of income do not purport to represent the results of operations or financial position of DPRC had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted to the extent that actual amounts differ from management's estimates in accordance with Statements of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises".

                     DATA PROCESSING RESOURCES CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  For the Year ended July 31, 1997 and the Three Months ended October 31, 1997


  The unaudited pro forma consolidated financial statements are based upon certain assumptions and adjustments described in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements, and related notes, of DPRC contained in DPRC's quarterly report on Form 10-Q for the quarter ended October 31, 1997 and in DPRC's Annual Report on Form 10-K for the year ended July 31, 1997.

2.  UNAUDITED PRO FORMA ADJUSTMENTS

  The following items describe the unaudited pro forma adjustments made to reflect the acquisition of S3G:

  a) To record the allocation of the purchase price and other purchase accounting adjustments as follows:


     Cash                                                   $ 28,250,000
     Common Stock of DPRC                                      3,989,000
                                                            ------------
     Total Purchase Price                                     32,239,000
     Net assets acquired                                      (2,658,000)
     Adjustments to conform accounting policies                  230,000
     Acquisition costs related to S3G                            150,000
                                                            ------------
     Excess of purchase price over net assets acquired      $ 29,961,000
                                                            ============

     The excess of purchase price over net assets acquired was allocated to intangible assets in the consolidated balance sheet. Of the $28,250,000 in cash consideration, $25,500,000 was borrowed by DPRC utilizing a line of credit with a bank syndicate

     b) To eliminate assets and liabilities not purchased in the acquisition of S3G.

     c) To record amortization related to goodwill and non-compete covenants acquired with the purchase of S3G which are amortized based on the straight line method over twenty-five years and three years, respectively.

     d) To record the reduction in interest income and increase in interest expense due to the loss of the use of cash and borrowings used in the acquisition of S3G.

     e) To record the tax effect of the pro forma adjustments and a tax provision related to the business of S3G.


3. UNAUDITED PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

     Unaudited pro forma weighted average shares outstanding assumes as outstanding the 204,552 new shares issued by DPRC required to consummate the acquisition of S3G.

INDEPENDENT AUDITORS' REPORT


To the Shareholder of
 S3G, Inc.:


We have audited the accompanying balance sheets of S3G, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of income, shareholder's equity and cash flows for the twelve-month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of S3G, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the twelve-month periods then ended in conformity with generally accepted accounting principles.



January 30, 1998

S3G, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1997 AND 1996
________________________________________________________________________________


                                                           1997          1996
ASSETS

CURRENT ASSETS:
Cash                                                    $  623,000    $  343,000
Accounts receivable, net                                 2,792,000     1,320,000
Prepaid expenses and other current assets                   38,000        26,000
                                                        ----------    ----------

    Total current assets                                 3,453,000     1,689,000

PROPERTY (Note 2):
Furniture and fixtures                                     159,000        90,000
Computers and equipment                                    550,000       301,000
Automobiles                                                101,000        69,000
Leasehold improvements                                      57,000        17,000
                                                        ----------    ----------

                                                           867,000       477,000
Less accumulated depreciation and amortization             299,000       143,000
                                                        ----------    ----------

    Property, net                                          568,000       334,000

Other long-term assets (Note 2)                              4,000           -
                                                        ----------    ----------
                                                        $4,025,000    $2,023,000
                                                        ==========    ==========


See accompanying notes to financial statements.

S3G, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1997 AND 1996 (Continued)
________________________________________________________________________________

                                                           1997          1996
LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable                                        $   72,000    $   81,000
Accrued liabilities (Note 3)                               781,000       269,000
Income taxes payable (Notes 2 and 8)                       184,000        16,000
Line of credit (Note 4)                                    740,000       162,000
Current portion of long-term debt (Note 4)                  21,000        15,000
                                                        ----------    ----------

    Total current liabilities                            1,798,000       543,000

LONG-TERM DEBT (Note 4)                                     53,000        84,000

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDER'S EQUITY:
Common stock, $.01 par value; 100,000 shares
  authorized, issued and outstanding                         1,000         1,000
Paid-in capital in excess of par                           133,000       133,000
Retained earnings                                        2,040,000     1,262,000
                                                        ----------    ----------

    Total shareholder's equity                           2,174,000     1,396,000
                                                        ----------    ----------

                                                        $4,025,000    $2,023,000
                                                        ==========    ==========

See accompanying notes to financial statements.

S3G, INC.

STATEMENTS OF INCOME
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996
________________________________________________________________________________

                                                        1997             1996

REVENUES (Notes 2 and 6)                             $10,963,000      $4,635,000

COST OF PROFESSIONAL SERVICES                          4,709,000       2,015,000
                                                     -----------      ----------

GROSS MARGIN                                           6,254,000       2,620,000

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES (Notes 5 and 7)              2,522,000       1,223,000
                                                     -----------      ----------

INCOME BEFORE INTEREST EXPENSE                         3,732,000       1,397,000

INTEREST EXPENSE (Note 4)                                 13,000           8,000
                                                     -----------      ----------

INCOME BEFORE PROVISION FOR INCOME TAXES               3,719,000       1,389,000

PROVISION FOR STATE FRANCHISE TAXES
  (Notes 2 and 8)                                        168,000          63,000
                                                     -----------      ----------

NET INCOME                                           $ 3,551,000      $1,326,000
                                                     ===========      ==========

See accompanying notes to financial statements.

S3G, INC.

STATEMENTS OF SHAREHOLDER'S EQUITY
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996
________________________________________________________________________________

                                     Common stock
                                   ----------------    Paid-in    Retained
                                   Shares    Amount    capital    earnings       Total
BALANCE, January 1, 1996           100,000   $1,000   $133,000   $  224,000   $   358,000

Net income                                                        1,326,000     1,326,000

Distribution to shareholder                                        (288,000)     (288,000)
                                   -------   ------   --------   ----------   -----------

BALANCE, December 31, 1996         100,000    1,000    133,000    1,262,000     1,396,000

Net income                                                        3,551,000     3,551,000

Distribution to shareholder                                      (2,773,000)   (2,773,000)
                                   -------   ------   --------   ----------   -----------

BALANCE, December 31, 1997         100,000   $1,000   $133,000   $2,040,000   $ 2,174,000
                                   =======   ======   ========   ==========   ===========

See accompanying notes to financial statements.

S3G, INC.

STATEMENTS OF CASH FLOWS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996
________________________________________________________________________________

                                                          1997          1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                            $ 3,551,000    $1,326,000
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                           157,000        89,000
  Loss on disposal of property                                            7,000
  Deferred income taxes                                                  47,000
  Changes in operating assets and liabilities:
    Accounts receivable                                (1,472,000)     (997,000)
    Prepaid expenses and other current and
     long-term assets                                     (16,000)      (26,000)
    Accounts payable                                       (9,000)       70,000
    Accrued liabilities                                   512,000       192,000
    Income taxes payable                                  168,000        16,000
                                                      -----------    ----------

      Net cash provided by operating activities         2,891,000       724,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property                                    (358,000)     (310,000)
Proceeds from disposition of property                       2,000
                                                      -----------    ----------

      Net cash used in investing activities              (356,000)     (310,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from line of credit                          578,000       113,000
Payments on automobile notes payable                      (18,000)      (12,000)
Repayment of note payable to shareholder                  (42,000)      (20,000)
Distribution to shareholder                            (2,773,000)     (288,000)
                                                      -----------    ----------

      Net cash used in financing activities            (2,255,000)     (207,000)
                                                      -----------    ----------

NET INCREASE IN CASH                                      280,000       207,000

CASH, beginning of year                                   343,000       136,000
                                                      -----------    ----------

CASH, end of year                                     $   623,000    $  343,000
                                                      ===========    ==========

See accompanying notes to financial statements.

S3G, INC.

STATEMENTS OF CASH FLOWS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
________________________________________________________________________________

                                                          1997        1996
SUPPLEMENTAL INFORMATION - Cash paid for:

  Interest                                              $13,000      $8,000
                                                        =======      ======
  Income taxes                                          $     -      $    -
                                                        =======      ======

SUPPLEMENTAL INFORMATION - Noncash transactions:
During the twelve-month period ended 1997, the Company acquired an automobile and entered into a note payable for $35,000.

During the twelve-month period ended 1996, the Company acquired five automobiles and entered into notes payable aggregating $69,000.


See accompanying notes to financial statements.

S3G, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996
________________________________________________________________________________


1.  GENERAL

    Business - S3G, Inc. (the Company) was incorporated in the State of Texas on July 13, 1994 as Spectrum Software Services Group, Inc. (SSSGI). Effective September 8, 1997, the articles of incorporation were amended and the name of SSSGI was changed to S3G, Inc. The Company operates a software consulting business providing its clients with planning, customizing, implementing and support services with respect to software information systems with applications in financial, human resources and materials management.

    Fiscal Year End - The Company has a fiscal year end of September 30. The accompanying financial statements have been prepared as of December 31, 1997 and 1996 and the twelve-month periods then ended.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Property - The cost of furniture and fixtures, equipment, automobiles and improvements is depreciated using the double declining balance method based on the estimated useful lives of the related assets. Useful lives range from five to seven years for furniture, fixtures, automobiles and equipment. Leasehold improvements are amortized over the lesser of seven years or the life of the lease.

    Other Long-Term Assets - Long-term assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    Revenue Recognition - The Company recognizes revenue as services are performed.

    Income Taxes - The Company has elected to be taxed as an S corporation under the provisions of the federal tax code. Under federal laws, taxes based on income of S corporations are payable by the corporation's shareholder. Accordingly, no provision for current federal income taxes has been provided in the accompanying financial statements for the twelve-month periods ended December 31, 1997 and 1996.

    The Company provides for state franchise taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in tax law or rates.

S3G, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)
________________________________________________________________________________


    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

    Fair Value of Financial Instruments - Management believes that the carrying value of receivables and payables approximate fair value because of the short maturity of these financial instruments. Management also believes that the carrying value of the line of credit and long-term debt approximates its fair value as the yield is consistent with the yields obtained from financial instruments with similar risk attributes.

    Recent Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective beginning in 1998. The Company does not anticipate the adoption of this new standard will have a material impact on its financial position or results of operations.


3.  ACCRUED LIABILITIES

    Accrued liabilities consist of the following at December 31:

                                                              1997        1996
Accrued salaries, bonuses and related benefits              $724,000    $253,000
Other accrued expenses                                        57,000      16,000
                                                            --------    --------

                                                            $781,000    $269,000
                                                            ========    ========


4.  DEBT

    The Company has a revolving line of credit with a financial institution. The revolving line of credit provides borrowings up to $1,500,000 and expires on July 15, 1998. As of December 31, 1997 and 1996, there were $740,000 and $162,000 outstanding under the revolving line of credit, respectively. Outstanding principal balances under the revolving line of credit bear interest at the prime rate (8.50% at December 31, 1997). Borrowings are secured by substantially all assets of the Company and are personally guaranteed by the stockholder of the Company. The agreement requires, among other things, that the Company maintain various financial covenants with which the Company was in compliance as of December 31, 1997.

S3G, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)
________________________________________________________________________________


    Long-term debt consists of the following at December 31:

                                                             1997       1996

Automobile notes payable (five at December 31, 1996
  and six at December 31, 1997) with various interest
  rates and terms                                          $ 74,000    $ 57,000
Note payable to shareholder                                              42,000
                                                           --------    --------

                                                             74,000      99,000
Less current portion                                        (21,000)    (15,000)
                                                           --------    --------

                                                           $ 53,000    $ 84,000
                                                           ========    ========

    Repayment terms under the various automobile notes payable are as follows:

       Year ending December 31:
            1998                                                $ 28,000
            1999                                                  25,000
            2000                                                  21,000
            2001                                                  13,000
            2002                                                   9,000
                                                                --------

                                                                  96,000
       Less amounts representing interest                        (22,000)
                                                                --------

                                                                $ 74,000
                                                                ========

S3G, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)
________________________________________________________________________________


5.  COMMITMENTS AND CONTINGENCIES

    Operating Leases - The Company leases its office facilities and certain office equipment under lease agreements classified as operating leases. Future minimum lease payments under such noncancelable operating leases are summarized as follows at December 31, 1997:

      Twelve months ending December 31:
            1998                                              $ 83,000
            1999                                               100,000
            2000                                               106,000
            2001                                               113,000
            2002                                               115,000
            Thereafter                                          90,000
                                                              --------

      Total future minimum lease payments                     $607,000
                                                              ========

    Rent expense amounted to $85,000 and $51,000 for the twelve-month periods ended December 31, 1997 and 1996, respectively, and has been included in selling, general and administrative expenses in the accompanying statements of income.

    Software Support Commitment - The Company has entered into an agreement with a software developer, whereby the Company and the software developer have agreed to software licensing, training support, and other provisions that will govern their business relationship. The agreement with the software developer is renewed on a yearly basis and does not require a monetary commitment by either party.


6.  CONCENTRATIONS OF CREDIT RISK

    The Company's revenues are generated from credit sales to customers located throughout the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company's ten largest customers represented 79% of total revenues in fiscal 1997, and as a result, the Company has a large proportion of its receivables outstanding with these customers. Accounts receivable from the Company's ten largest customers totaled $2,113,000 as of December 31, 1997.

    In each of fiscal 1997 and 1996, the Company had revenues from a major customer, not necessarily the same customer in each period, of approximately $2,594,000 and $2,361,000, respectively. Given the significant amount of revenues derived from these customers, the loss of any such customer or the uncollectibility of related receivables could have a material adverse effect on the Company's financial condition and results of operations.

S3G, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE TWELVE-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)
________________________________________________________________________________


7.  EMPLOYEE BENEFIT PLANS

    The Company has a retirement savings plan (the Plan) which qualifies under
    Section 401(k) of the Internal Revenue Code (IRC). Eligible employees may contribute up to 15% of their annual compensation, as defined by the Plan. The Company, at the discretion of management, may match 2% of the employees' contributions, up to 8%. Matching contributions for the twelve-month periods ended December 31, 1997 and 1996 were $48,000 and $18,000, respectively.


8.  STATE FRANCHISE TAX

    The state franchise tax provision consists of the following for the twelve-month periods ended December 31:

                                                      1997        1996

        Current                                     $168,000    $16,000
        Deferred                                                 47,000
                                                    --------    -------

                                                    $168,000    $63,000
                                                    ========    =======

    The Company's deferred franchise taxes as of December 31, 1997 are not significant to the financial statements as a whole. The state franchise tax provision for the twelve-month periods ended December 31, 1996 includes the realization of a $47,000 deferred franchise tax asset, representing business operating loss carryforwards available to the Company as of January 1, 1996.


9.  SUBSEQUENT EVENT

    On January 27, 1998, the Company sold substantially all of its assets, net of certain liabilities, to Data Processing Resources Corporation (DPRC). The Company received consideration in the form of DPRC unregistered common stock valued at approximately $4,000,000 and approximately $28,200,000 in cash. Additional consideration is contingent and will be determined based on predetermined formulas on various dates through March 1, 1999.

                                 EXHIBIT INDEX

    EXHIBIT NO.            DOCUMENT
    -----------            --------

        2.1        Agreement of Purchase and Sale of Assets dated january 27,
                   1998, by and among Data Processing Resources Corporation,
                   S3G, Inc. and Michael G. McCarthy. *

        2.2 Registration Rights Agreement dated January 27, 1998, by and between Data Processing Resources Corporation and S3G, Inc.*

       10.1        Credit Agreement dated as of September 25, 1997 between Data
                   Processing Resources Corporation and Wells Fargo Bank,
                   National Association, as Administrative Agent. [X]

       13.1        Annual Report on Form 10-K for the fiscal year ended July 31,
                   1997, as filed with the Securities and Exchange Commission on October 29, 1997. [XX]

       99.1        Text of Press Release dated January 28, 1998.*


_________________

* Exhibits previously filed on February 11, 1998 with Registrant's Current Report on Form 8-K dated January 27, 1998 incorporated herein by reference under Exhibit Number indicated.

[X] Filed with the Securities and Exchange Commission on October 29, 1997 as an exhibit to DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (File No. 0-27612) and incorporated by reference herein.

[XX] Filed with the Securities and Exchange Commission on October 29, 1997 (File No. 0-27612) and incorporated by reference herein.